UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2010

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Skechers U.S.A., Inc. (the “Company”) held its Annual Meeting of Stockholders on June 2, 2010. 151,257,840 votes were present in person or by proxy at the Annual Meeting, which represented 95.2% of the total outstanding eligible votes. At the Annual Meeting, the Company’s stockholders elected three directors to the Company’s Board of Directors, as more fully described below.

Proposal No. 1 — Election of Directors

The stockholders elected three director nominees who were nominated by the Board of Directors to serve as directors of the Company for three-year terms expiring at the annual meeting of stockholders to be held in 2013 and until their respective successors are duly elected and qualified or until their death, resignation or removal. The following sets forth the results of the voting with respect to each nominee:

Director Nominee	Votes For	Withheld
Michael Greenberg	142,152,638	9,105,202
David Weinberg	140,545,625	10,712,215
Jeffrey Greenberg	142,207,247	9,050,593

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

June 4, 2010	By:	Philip Paccione

Name: Philip Paccione
Title: Corporate Secretary